Exhibit 99.1


                                           For more information, please contact:
                                                                  David W. Kloos
                                                         Chief Financial Officer
                                                                  (303) 595-9898


                   MATRIX BANCORP ANNOUNCES FINAL CLOSING DATE
                             WITH RESPECT TO SALE OF
                     WHOLESALE MORTGAGE ORIGINATION PLATFORM

September 2, 2003

Denver, Colorado - Matrix Bancorp, Inc. (NASDAQ/NMS: MTXC) (the "Company") announced today the final closing, and substantial completion of the sale by Matrix Financial Services Corporation ("Matrix Financial") of substantially all of its assets associated with its mortgage origination platform based in Phoenix, Arizona (the "Origination Platform").

On February 28, 2003, the Company announced that its subsidiaries, Matrix Financial and Matrix Capital Bank, had entered into definitive agreements to sell the assets associated with the Origination Platform to AmPro Mortgage Corporation ("AmPro"). That announcement described an anticipated "Final Closing Date" with respect to the transactions described therein of August 31, 2003. The Final Closing Date, which represents substantial completion of the transactions contemplated by such definitive agreements, did occur as of August 31, 2003. For a more complete description of the transactions contemplated by such definitive agreements, please refer to the announcement of February 28, 2003 and/or the Current Report on 8-K filed by the Company on March 4, 2003.

The operations of the mortgage servicing platform at Matrix Financial remains unaffected by this transaction.

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "predict," "plan," "estimate,"or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: third-party claims or actions in relation to the ongoing or future Bankruptcies filed by clients or customers; interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; government regulation; possible future litigation; the

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actions or inactions of third  parties;  the risks and  uncertainties  discussed elsewhere in this report and in Matrix Bancorp's current report on Form 8-K, filed March 14, 2001; and the uncertainties set forth from time to time in Matrix Bancorp periodic reports, filings and other public statements.